Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made this ___  day of February 2010, by and between Kaleidoscope Venture Capital, Inc., a Nevada corporation (“Kaleidoscope”), and Kaleidoscope Acquisition Co., a Nevada corporation, and wholly owned subsidiary of Kaleidoscope (“KAC”), on the one hand, and Separation Oil Services, Inc., a Kansas corporation (the “SOS”), on the other hand.

WHEREAS, Kaleidoscope and KAC desire to acquire one hundred percent (100%) of the assets of SOS in connection with a transaction whereby SOS shall sell and assign (i) to KAC, all of SOS’s interest in all assets including but not limited to furniture, fixtures and equipment,  modules, agreements and contracts related to its proprietary technology and (ii) to Kaleidoscope, all of the intellectual property, proprietary processes, equipment designs and drawings, chemical compounds and blends, proprietary technology, patents, product licenses, service licenses, trademarks, applications for trademark or patent, trade secrets and knowhow, whatsoever, marketing distribution agreements and processes, commercialization rights, and; proprietary software in connection with such products, services and business currently known as “Cycloninc Dehydrating Comminuter” (the “CDC/Domtar 5 Ton Unit”) and other product lines and alternative processes currently under research and development of SOS or otherwise owned or possessed by SOS (the “SOS IP” as herein defined), (All assets described in section (i) and (ii) of this paragraph are collectively referred to herein as the “SOS Assets”);

WHEREAS, SOS agrees to sell and assign 100% of the SOS Assets to Kaleidoscope and KAC and to assign certain corporate debt obligations, and Kaleidoscope agrees to assume such debt obligations, currently owing by SOS to the Coast Bank of Florida (“Coast Bank”), pursuant to that certain Loan Agreement, dated October 31, 2003, between Global Resource Recovery Organization, Inc., predecessor company to SOS, and Coast Bank (the “SOS Debt”), in exchange for forty-nine percent (49%) of the issued and outstanding common stock of KAC (the “KAC Shares”) plus an agreement to “earn out” potential, additional common stock of KAC (the “KAC Earn Out Shares”); and

WHEREAS, upon the Closing (defined herein) of this Agreement, Kaleidoscope shall hold fifty-one percent (51%) of the issued and outstanding common stock of KAC;

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
(1)

(2) Exchange and Consideration

1.1           Issuance of Securities. In exchange for SOS’s transfer to Kaleidoscope and KAC of the SOS Assets, Kaleidoscope and KAC agree to issue, exchange and transfer forty-nine percent (49%) of the then issued and outstanding common stock of KAC (the “KAC Shares”) to SOS.

1.2           Exemption from Registration. The parties hereto intend that the KAC Shares, to be issued to the securities holders of SOS, as set forth in Schedule 1.2(A), attached hereto, (the “SOS Shareholders”) shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder, and shall therefore (i) be “restricted securities”, as that term is defined in the Securities Act, (ii) bear restrictive legends prohibiting public resale of the shares and (iii) shall not be eligible for public resale unless either they are registered or an exemption to such registration requirements becomes available.  In furtherance thereof, and as additional consideration for the KAC Shares, each of the SOS Security Holders will execute and deliver to KAC subscription agreements for the KAC Shares, a copy of which shall be provided and attached as Schedule1.2(B), which the SOS Shareholders shall execute and return not less than five (5) days prior to the Closing of this Agreement.

1.3           Trademarks and Intellectual Property.  The SOS IP shall include, but not be limited to, the exclusive rights, on a world-wide basis, to all of the SOS IP and the full transfer and assignment of 100% ownership of the SOS IP to Kaleidoscope.  Copies of all agreements, contracts and regulatory filings and registrations, whatsoever, regarding the SOS IP and Trademarks shall be assigned and delivered to Kaleidoscope upon the Closing of this Agreement, and a formal assignment of the SOS IP to Kaleidoscope shall be attached hereto as Exhibit 1.3 (the “Intellectual Property Assignment”).  The Intellectual Property Assignment shall be subject to Kaleidoscope’s agreement that, for as long as this Agreement and underlying asset purchase transaction remains in effect, Kaleidoscope shall not develop or commercialize the SOS IP except though and within KAC and the business of KAC, and/or the SOS principal parties to this Agreement (which parties may be adjusted in the event that, or at such time as, any SOS principal(s) should disassociate themselves from KAC or this asset purchase transaction, for any reason), without the written consent of the board of directors of KAC and SOS or the then remaining SOS principal parties to this Agreement.

1.4           Assumption of Debt.  As additional consideration for the SOS Assets, Kaleidoscope and KAC agree to assume SOS’s obligations in connection with the SOS Debt (defined above) owed to Coast Bank (a copy of which debt instrument shall be attached as Exhibit 1.4).

1.5           Financing.  Kaleidoscope, KAC and SOS agree that, upon Closing, Kaleidoscope shall, on a “best efforts basis,” assist and facilitate a capital financing of SOS of up to Five hundred thousand and 00/100 U.S. Dollars ($500,000.00) through the issuance of a combination of debt and/or equity, primarily for the purposes of the completion of, and commencement of operations at, SOS’s first CDC/Domtar 5 Ton Unit plant (the “Capital Financing”), with an option to invest additional funding on terms mutually agreeable to the parties to this Agreement, their successors and assigns.  Prior to Closing, Kaleidoscope, KAC and SOS shall agree to a minimum Capital Financing Schedule, as described in Section 4.2, pursuant to which Kaleidoscope shall deliver an engagement letter from an independent, third-party, setting forth the proposed terms and conditions of such Capital Financing.  The parties acknowledge and understand that the proposed Capital Financing stated amount of $500,000.00 is subject to adjustment, up or down, based upon the result of the parties intended and expected settlement with Coast Bank.
1.6           Future Common Stock of KAC.  Following the Closing, the current principals of SOS and the SOS Shareholders shall have the right, based on the financial performance of KAC following the Closing, to acquire KAC Earn Out Shares.  Kaleidoscope, KAC and SOS agree to act in good faith to reach an agreement as to the terms, conditions, and operating assumptions related to the financial performance required to be satisfied prior to the issuance of the KAC Earn Out Shares, the potential number of KAC Earn Out Shares to be issued, if any, the timing of such issuances and the business objectives to be satisfied in connection with any such issuances.  The parties shall reach an agreement as to the terms and conditions of the KAC Earn Out Shares based upon the later of (i) forty-five (45) days following the mutually established funding budget for the Wisconsin plant CDC/Domtar 5 Ton Unit project or (ii) within ninety (90) days following the Closing, and to revisit and revaluate such parameters on an annual basis thereafter, unless or until the KAC Earn Out Shares have been fully earned and issued or the conditions for which the KAC Earn Out Shares have not been satisfied.

ARTICLE II
(a)

(b) Representations and Warranties of SOS

SOS hereby represents and warrants to Kaleidoscope and KAC that:

2.1           Organization. SOS is a corporation duly organized, validly existing and in good standing under the laws of Kansas, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           No Encumbrances; Clear Title. SOS, the principals and management of SOS represent and pledges that the at the Closing of this Agreement, the SOS Assets, including all of the SOS IP, shall be free and clear of any liens or encumbrances of any kind, excepting those relating to terms and conditions created for the purposes of facilitating this Agreement of the Capital Financing, if any.  SOS, the principals and management of SOS represent that SOS has 100% ownership interest, full right and right transfer, sell and commercialize the SOS IP.  SOS, the principals and management of SOS represent that SOS agrees that, prior to or following the Closing, SOS shall not further encumber the SOS IP without the written consent of Kaleidoscope, which consent shall not be unreasonably withheld.

2.3           Subsidiaries. SOS currently does not own any subsidiaries.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of SOS shall be attached as Schedule 2.4.

2.5           Financial Statements. SOS represents that it shall have the ability to provide, and shall produce, within ninety (90) days of Closing, auditable financial statements for (i) the two years ending prior to the date of Closing plus (ii) all of the interim quarterly periods for each of the two fiscal years ending prior to the Closing, (iii) for all quarters subsequent to its most recent year end statements and (iv) for the interim period subsequent thereto through the date of the Closing.  KAC acknowledges that at the time of Closing it is expected that SOS will have been operated as a small business with limited operating revenue, if any.

2.6           Absence of Changes. Since the close of SOS’s most recent financial statements, there has not been any material change in the financial condition or operations of SOS, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of the Closing Date, SOS shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the SOS Liability Schedule, attached as Schedule 2.7.

2.8           Tax Returns. SOS, to the extent required, has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable or attachable as to the SOS Assets. The provisions for taxes, if any, reflected in Schedule 2.8 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by SOS.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Kaleidoscope and KAC, its legal counsel and accountants shall have the opportunity to meet with SOS’s accountants and attorneys to discuss the financial condition of SOS during reasonable business hours and in a manner that does not interfere with the normal operation of SOS’s business.  SOS shall make available to Kaleidoscope and KAC all books and records of SOS.

2.10           Intellectual Property Rights. In addition to the representations and warranties stated in Section 2.2, above, SOS has not assigned, licensed or sold any interest or option to the SOS IP to any third party, whatsoever, nor to any affiliate of SOS.

2.11           Compliance with Laws. To the best of SOS’s knowledge, SOS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12           Litigation. Except as provided in Schedule 2.12, attached hereto, SOS is not, nor has any reason to expect to be, a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of SOS, threatened against or affecting SOS or its business, assets or financial condition.  SOS is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  SOS is not engaged in any material litigation to recover monies due to it.

2.13           Authority. The Board of Directors of SOS has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and SOS has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of SOS and is enforceable in accordance with its terms and conditions, as evidenced by the Board Resolutions, attached hereto as Exhibit 2.13(A), at Closing.  A majority of SOS Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby, as evidence by the Securities Holders Consents/Proxies, attached hereto as Exhibit 2.13(B), at Closing.

2.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by SOS and the performance by SOS of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which SOS is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SOS, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SOS.

2.15           Full Disclosure. None of the representations and warranties made by SOS herein or in any exhibit, certificate or memorandum furnished or to be furnished by SOS, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets. SOS’s assets shall be fully listed on an Schedule 2.16 that shall be delivered to Kaleidoscope as soon as practicable but in no event later than the Closing.  Schedule 2.16 shall, additionally, detail any and all encumbrances on such listed assets.

2.17           Material Contracts. A list of SOS’s material contracts shall be listed on Schedule 2.17 that shall be delivered to Kaleidoscope as soon as practicable but in no event later than the Closing.

2.18           Indemnification. SOS agrees to indemnify, defend and hold KAC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against KAC which arise out of, or result from (i) any breach by SOS in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by SOS under this Agreement, (ii) a failure or breach of any representation or warranty in this Article II or (iii) any untrue statement made by SOS in this Agreement.

2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of SOS has been convicted of a felony crime, been the subject of a Securities and Exchange Commission or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Securities and Exchange Commission or FINRA proceeding.

2.20           Restricted Securities.  SOS and the SOS Security Holders acknowledge that all of the KAC Shares issued by KAC are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
(c) Representations and Warranties of Kaleidoscope and KAC

Kaleidoscope and KAC represent and warrant to SOS that:

3.1           Organization. Kaleidoscope is a corporation duly organized, validly existing and in good standing under the laws of Nevada has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.  KAC shall be duly organized and validly existing and in good standing in the state of Nevada prior to the Closing.

3.2           Capital. The authorized capital stock of KAC shall consist of five hundred million (500,000,000) shares of $0.001 par value common stock and one hundred million (100,000,000) shares of blank check preferred stock.  The current issued and outstanding common stock and preferred stock of KAC, and securities convertible into or exchangeable for stock of KAC of any kind, are detailed on Schedule 3.2, attached hereto.  All of the outstanding common stock is duly and validly issued, fully paid and non-assessable.  There are no other outstanding subscriptions, rights, debentures, instruments, convertible securities or other agreements or commitments obligating KAC to issue any additional shares of its capital stock of any class.

3.3           Subsidiaries. KAC does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The name and title of the directors and executive officer of KAC are as follows:

(a)
Name	Position
Tom Mackmann David Moore	Director, President Director

3.5           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SOS, its legal counsel and accountants shall have the opportunity to meet with KAC’s executive management and attorneys to discuss the financial condition of KAC during reasonable business hours and in a manner that does not interfere with the normal operation of KAC’s business.  KAC shall make available to SOS all books and records of KAC.

3.6           Compliance with Laws. To the best of Kaleidoscope’s has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.  Upon the Closing, KAC shall be fully formed and in existence and able to make representations and warranties as to itself consistent with the statements of Kaleidoscope as stated in this Section 3.6.

3.7           Authority. The Board of Directors of Kaleidoscope and KAC have or shall at Closing have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Kaleidoscope and KAC has or shall have full power and authority to execute, deliver and perform this Agreement, and this Agreement is and shall be a legal, valid and binding obligation of Kaleidoscope and KAC and enforceable in accordance with its terms and conditions.

3.8           Full Disclosure. None of the representations and warranties made by Kaleidoscope and KAC herein or in any exhibit, certificate or memorandum furnished or to be furnished by KAC, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.9           Indemnification. Kaleidoscope and KAC agree to indemnify, defend and hold SOS harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against SOS which arise out of, or result from (i) any breach by Kaleidoscope or KAC in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Kaleidoscope or KAC under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by Kaleidoscope or KAC in this Agreement.

3.10           Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Kaleidoscope or KAC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or FINRA judgment or decree.

ARTICLE IV
(d)

(e) Covenants Prior to the Closing Date

4.1           Investigative Rights.  As soon as practicable following the execution of this Agreement but in no event later than the Closing, each party shall provide to the other party, and to such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Capital Financing Schedule.  Prior to Closing, Kaleidoscope, KAC and SOS shall agree to a minimum Capital Financing Schedule, which shall set forth the (i) minimum Capital Financing amount, in dollars, required in connection with developing the SOS IP for commercialization-ready testing (the “Minimum Capital Financing”), (ii) approximate timeline for delivery of trances proposed in such Capital Financing and (iii) use of proceeds for each trance in the Capital Financing,  which Capital Financing Schedule shall be attached to this Agreement at Closing Date, as Schedule 4.2.  Additionally, the parties agree and acknowledge that, as to the use of proceeds, the Minimum Capital Financing shall primarily be allocated toward (a) settling the SOS Debt in relation to Coast Bank (b) developmental costs for establishing SOS’s operations to the extent of proving the commercial viability of the Domtar 5 Ton Unit and to cover (c) critical daily operating costs for the requisite period.

4.3           Conduct of Business. Prior to the Closing, SOS shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of Kaleidoscope, except in the normal course of business.  SOS shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.4           Confidential Information.  Each party to this Agreement pledges that it shall treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.5           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
(f)

(g) Conditions Precedent to Kaleidoscope’s and KAC’s Performance

5.1           Conditions. Kaleidoscope’s and KAC’s obligations hereunder shall be subject to the satisfaction by SOS at or before the Closing Date of all the conditions set forth in this Article V.  Kaleidoscope and KAC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Kaleidoscope and KAC of any other condition of or any of Kaleidoscope’s and KAC’s other rights or remedies, at law or in equity, if SOS shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SOS in this Agreement or in any written statement that shall be delivered to Kaleidoscope and KAC by SOS under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. SOS shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SOS on or before the Closing Date.

5.5           Officer’s Certificate. SOS shall have delivered to KAC a certificate dated the Closing Date signed by the Chief Executive Officer of SOS certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. SOS shall have obtained the approval of the SOS Security Holders for the transaction contemplated by this Agreement.

5.7           Delivery of Interim Financial Statements. As soon as practicable following the Closing but in no event later than ninety (90) days following the Closing, SOS shall deliver to Kaleidoscope updated financial statements and financial projections.

ARTICLE VI
(h) Conditions Precedent to SOS’s Performance

6.1           Conditions. SOS’s obligations hereunder shall be subject to the satisfaction by Kaleidoscope and KAC at or before the Closing Date of all the conditions set forth in this Article VI. SOS may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SOS of any other condition of or any of SOS’s rights or remedies, at law or in equity, if Kaleidoscope or KAC shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Kaleidoscope and KAC in this Agreement or in any written statement that shall be delivered to SOS by Kaleidoscope and KAC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Kaleidoscope and KAC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against KAC on or before the Closing Date.

6.5           Officer’s Certificate. Kaleidoscope and KAC shall have delivered to SOS a certificate dated the Closing Date signed by the Chief Executive Officers of Kaleidoscope and KAC certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. KAC shall have no outstanding obligations or liabilities on the Closing Date, including obligations created subsequent to the execution of this Agreement, but excepting those relating to filing fees associated with incorporation, if any.

ARTICLE VII
(i)

(j) Closing

7.1           Closing. The closing (“Closing”) of this Agreement shall be held within 60 days of the date of this Agreement, at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place.  At the Closing (which shall be deemed and also referred to herein from time to time as the “Closing Date”), SOS shall, in addition to and including the promises and items as set forth above, provide:

(i)	Assignment of 100% of the SOS Assets;

(ii)	Assignment of the SOS IP to Kaleidoscope, the as evidenced by the Intellectual Property Assignment;

(iii)	Copies of all of the business and corporate records of SOS;

(iv)	Resolutions of Directors of SOS and the SOS Securities Holders approving this Agreement and the Intellectual Property Assignment;

(v)	All Schedules and Exhibits to required to be attached by SOS to this Agreement to the extent not previously delivered;

Kaleidoscope and KAC shall deliver:

(i)	In exchange for the SOS Securities Holders’ Subscription Agreements, the KAC Shares; and

(ii)	All Schedules and Exhibits to required to be attached by Kaleidoscope and/or KAC to this Agreement to the extent not previously delivered.

               7.2           KAC Directors.  At Closing, board of directors of KAC shall consist of up to five directors, of which SOS shall designate up to four (4) directors, and Kaleidoscope shall have the right to designate one (1) director.  The KAC board of directors shall have right to manage, conduct, direct and delegate all day-do-day business affairs, operations, research, KAC personnel and compensation provisions and generally of KAC’s business in its ordinary course, subject to Kaleidoscope’s annual review.   Additionally, the parties shall mutually establish a policy and guidelines regarding operating budgets and expenditures; Kaleidoscope’s board of directors shall approve any expenditures that exceed the policy guidelines, which approval shall not be unreasonably withheld.  All corporate actions not considered to be within the ordinary course of business, as determine by the standards and rules of Form 8-K on the Exchange Act of 1934, shall require prior approval of the board of directors of Kaleidoscope, which approval shall not be unreasonably withheld.  All parties acknowledge and agree that at some future time it may be mutually agreed that control be transferred to other parties participating within the KAC venture if such transfer enables KAC a opportunity to better exploit market opportunities.  For the purposes of this Section 7.2, “day-to-day business affairs” shall also include, in addition to that set forth above (and by no means excluding other ordinary activities), design changes that do not, in effect, result in a change of core business, equipment purchases that relate to the business and/or its operations at the time of such purchase, and salaries within the context of a mutually agreed upon, pre-approved budget, which budget shall reflect, in part, KAC’s overall revenue contribution.

ARTICLE VIII
(k) Covenants Subsequent to the Closing Date

The parties mutually agree that, following the Closing Date:

8.1           Registration and Listing. Within fifteen (15) days of the Closing Date of this Agreement, Kaleidoscope shall deliver to SOS (i) executed Subscription Agreements providing for the issuance of the KAC Shares; and (ii) signed minutes of its directors approving this Agreement and issuance of the KAC Shares.

                8.2   Corporate Action.  Kaleidoscope and KAC shall file the required corporate governance documents with the State of Nevada and the State of Kansas, if any, within thirty (30) days following the Closing Date.

                8.3   Delivery of Capital Financing.  If the parties fail to raise the Minimum Capital Financing in the amount(s) and within the timelines as set forth in, and in accordance with, Schedule 4.2, SOS shall have the right to the return of the SOS IP to SOS’s possession, dominion and control; subject, however, to providing Kaleidoscope with a world-wide license, in perpetuity, to commercialize of the SOS IP (the “Separation License”), which license shall provide that only SOS and Kaleidoscope and its affiliates with the exclusive rights to commercialize the SOS IP.  The Separation License, in the event it becomes necessary, shall be in provided in the form of a written agreement, into which the parties shall enter in good faith in connection with, and exchange for, the return of the SOS IP to SOS or its successor(s).

8.4           Effect of Failure of Capital Financing.  In the event that the parties fail to obtain the Capital Financing and the either party or both parties determine to terminate or unwind this Agreement and the transactions underlying this Agreement, expecting the Separation License as contemplated in Section 8.4, then, to the extent that SOS, its shareholders or its successors obtained financial or pecuniary benefit from its this Agreement with Kaleidoscope or KAC at the expense of Kaleidoscope or KAC (whether through Capital Financing or the contribution to operating expenses), SOS or its successors shall either (i) return such pecuniary gain in cash or (ii) in the form of an eighteen (18) month 10% Promissory Note or (iii) provide Kaleidoscope equity interests in the SOS or its successors (the “Equity Interests”) in proportion to the amount of Capital Financing plus contrinution to operating expenses not repaid, or some combination thereof, at SOS’s, its shareholders and/or its successor’s discretion.  “Equity Interests” shall entitle Kaleidoscope and KAC to pro rata participation in the profits, income, tax benefits and ownership on an equal bases as compared with all other equity owners of SOS, its shareholders or its successors or its successors, which shall not be circumvented by preferences provided to other equity securities nor by contracts entered into that are not in the ordinary nor customary course of business.  To the extent that any liabilities were created in, or assumed by, Kaleidoscope or KAC for the direct benefit of SOS, its shareholders or its successors (“SOS Liabilities”), excepting ordinary expenses in connection with the business relationship between the parties, SOS, its successors or assigns shall assume all such SOS Liabilities.

8.5           First Right of Refusal of the Common Stock of KAC.  Following the Closing, in the event that either (i) Kaleidoscope, its successors or affiliates, on the one hand, or (ii) SOS, its successors or affiliates, on the other hand, choose to sell or otherwise dispose of their respective shares of common stock (or other equity interests of KAC), each other party to this Agreement shall have the first right of refusal to purchase such shares or equity (“Right of First Refusal”). This Right of First Refusal, however, shall not apply to the transfer, sale or disposal of shares in connection with (i) a financing of KAC (ii) a spin-off or spin-out of some or all of the shares of KAC, or (iii) legal or creditor action against the parties or shareholders or by governmental authority.

ARTICLE IX
(l) Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.   The parties agree and acknowledge, however, that SOS is a Kansas corporation and, following the Closing, shall continue to be governed by the laws of the State of Kansas for all corporate matters and purposes, except those matters specific to the application of this Agreement.

9.7           Arbitration.  Any controversy between the parties arising out of or relating to any and all of the terms, provisions or conditions of this Agreement shall be submitted to arbitration with the American Arbitration Association.  On the written request of either party for arbitration of such a claim pursuant to this paragraph, the parties shall both be deemed to have waived the right to litigate the claim in any federal or state court.  To the extent that any claim or controversy arising out of this Agreement cannot be submitted to arbitration as set forth above, each party hereby agrees that any suit, action or proceeding with respect to this Agreement, and any transactions relating hereto, shall be brought in the State of Washington, County of King, and each of the parties hereby irrevocably consents and submits to the jurisdiction of such Court(s) for the purpose of any such suit, action or proceeding.  Each of the parties hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding; any claim that it (he) is not personally subject to the jurisdiction of the above-named Court(s); and, to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any replacements hereof or thereof may not be enforced in or by such Court(s).  The Company shall pay any and all costs associated with arbitration.

9.8           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Kaleidoscope and or KAC Co.:

Tom Mackmann
c/o The Otto Law Group, PLLC
601 Union St., Suite 4500
Seattle, WA 98101
                                            Attn:  David Otto

SOS:

________________________

________________________

________________________

________________________

9.10           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.11           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.12           Finders. There are no finders in connection with this transaction.

9.13           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.14           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.15           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.16           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.17           Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing by:

(1)           By mutual written consent of SOS or Kaleidoscope and KAC;

(2)           By either SOS or Kaleidoscope and KAC;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	If the Closing shall not have been consummated within sixty (60) days following mutual execution of this Agreement, unless otherwise extended by written agreement between the parties;

(3)           By SOS, if Kaleidoscope or KAC breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, without curing such failure with ten (10) days written notice thereof from the other party (or moving to cure such failure is the event of such failure cannot be feasibly cured within such period); and

(4)           By Kaleidoscope and KAC, if SOS breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, without curing such failure with ten (10) days written notice thereof from the other party (or moving to cure such failure is the event of such failure cannot be feasibly cured within such period).

(b)           Effect of Termination.  In the event of termination of this Agreement by either Kaleidoscope and KAC or SOS, as provided herein, and subject and conditioned upon the fulfillment of the parties obligations as set forth in Section 8.4, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SOS or Kaleidoscope and KAC, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of SOS or Kaleidoscope and KAC, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

KALEIDOSCOPE VENTURE CAPITAL, INC.

By:

KALEIDOSCOPE ACQUISITION CO.

By:

SEPARATION OIL SERVICES, INC.

By: